Exhibit 5.1

Armata Pharmaceuticals, Inc.

5005 McConnell Avenue

Los Angeles, California 90066

RE: Armata Pharmaceuticals, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Armata Pharmaceuticals, Inc., a Washington corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of up to $100,000,000 in aggregate maximum offering price of the following securities (collectively, the “Securities”): (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) debt securities (“Debt Securities”), and (v) units (the “Units”) units comprised of one or more of the Common Stock, Preferred Stock, Warrants, or Debt Securities or any combination of the foregoing. The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Articles of Incorporation, as amended, of the Company as currently in effect, (iii) the Amended and Restated Bylaws, as amended, of the Company as currently in effect, (iv) resolutions adopted by the Board of Directors of the Company and such other corporate records, agreements, documents and other instruments, and (v) such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

Armata Pharmaceuticals, Inc.

For purposes of this opinion letter, we have assumed that all of the following shall have occurred prior to the issuance of the Securities referred to therein: (i) the issuance, sale, amount and terms of any Securities to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors (“Board Action”) in accordance with the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), the Company’s Amended and Restated Bylaws, as amended, and applicable provisions of the Washington Business Corporation Act, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective with the Commission under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus Supplement and any other offering material with respect to such Securities will have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) the Company will remain a Washington corporation; (vii) upon the issuance of any Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation; (viii) upon the issuance of any Securities that are shares of Preferred Stock, including any Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Articles of Incorporation, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Articles of Incorporation; (ix) with respect to any Preferred Securities, a statement containing the text of the resolution setting forth the number of shares and the terms of the class or series of Preferred Stock to be issued by the Company will be filed with the Washington Secretary of State prior to their issuance (the “Preferred Filings”); (x) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement; (xii) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; (xii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; and (xiii) any Securities convertible into, or exercisable, exchangeable or redeemable for, any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

Armata Pharmaceuticals, Inc.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Warrants and under the unit agreement for any Units, namely, the warrant agent, or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such warrant agreement or unit agreement, as applicable; that such warrant agreement or unit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such warrant agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such warrant agreement or unit agreement, as applicable.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	The Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, convertible Debt Securities or other Common Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

2.	The Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities or other Preferred Securities, in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

Our opinion that any document is valid, binding and enforceable is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion letter is to be used only in connection with the offer and sale of Common Stock and Preferred Stock, while the Registration Statement is in effect.

Armata Pharmaceuticals, Inc.

Our opinion is limited to the laws of the Washington Business Corporation Act and the federal laws of the United States of America, each as in effect on the date hereof, and we express no opinion with respect to the laws of any other jurisdiction.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Ballard Spahr LLP